EXHIBIT 99.1

CONTACT:
Fredrick B. Rolff
Chief Financial Officer (908) 387-1673

             SENTIGEN HOLDING CORP. ANNOUNCES THIRD QUARTER RESULTS

PHILLIPSBURG, NJ, November 14, 2003: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the three and nine month periods ended September 30, 2003.

Consolidated Results of Operations

      Revenues for the quarter ended September 30, 2003 were $2,217,271, a 24% increase over the quarter ended September 30, 2002. This increase was driven by growth in demand for High-Throughput Screening (HTS) services, mouse genetics services and protein expression services. Revenues for the nine months ended September 30, 2003 were $6,766,535, a 25% increase over the nine months ended September 30, 2002. This increase was driven by growth in demand for HTS services, services for the pre-clinical analysis of compound efficacy on diminishing or eliminating pathogen infection, mouse genetics services, protein expression services and sales of our cell-line based media products. HTS services are provided under a contract that expires at the end of 2003. Our revenues are entirely attributed to our wholly-owned operating subsidiary, Cell & Molecular Technologies, Inc.

      Our net loss for the quarter ended September 30, 2003 was $804,062 or ($0.11) per share. This compares to a net loss of $24,716 for the quarter ended September 30, 2002. Our net loss for the nine months ended September 30, 2003 was $450,828, or ($0.06) per share. This compares to a net loss of $299,369 or ($0.04) per share for the nine months ended September 30, 2002. The increase in loss was primarily due to a one-time stock based compensation charge of $820,407 recognized upon the extension of the term of a stock option previously granted to our Chairman of the Board, Chief Executive Officer and President.

      Without the one-time charge for stock based compensation our net income for the quarter ended September 30, 2003 would have been $16,345 and our net income for the nine months ended September 30, 2003 would have been $369,579 or $0.05 per share.

Results of Operations by Segment

      We operate through our two wholly-owned subsidiaries, Cell & Molecular Technologies, Inc. (CMT) and Sentigen Corp. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

      Cell & Molecular Technologies, Inc. Income from operations attributable to CMT for the quarter ended September 30, 2003 was $601,417 compared to $414,282 for the quarter ended September 30, 2002, a 45% increase. Income from operations attributable to CMT for the nine months ended September 30, 2003 was $2,110,926 compared to $1,352,180 for the nine months ended September 30, 2002, a 56% increase. The improvement during the three and nine month periods ended September 30, 2003 was due to CMT's higher revenues compared to the same periods in 2002.

      Sentigen Corp. Sentigen Corp., is primarily engaged in scientific research to develop proprietary assays initially for the screening of G Protein-Coupled Receptors, or GPCRs. These proprietary assays have potential applications in drug discovery, micro-array based detection technologies and environmentally sound pest management solutions for agricultural and human health vectors. Loss from operations attributable to Sentigen Corp. for the quarter ended September 30, 2003 was $301,476, a 13% increase when compared to the loss from operations of $266,475 for the quarter ended September 30, 2002. The increase was due to higher research and development costs during the quarter ended September 30, 2003 compared to the quarter ended September 30, 2002. Loss from operations attributable to Sentigen Corp. for the nine months ended September 30, 2003 was $891,047, a 6% decrease when compared to the loss from operations of $943,172 for the nine months ended September 30, 2002. The decline was due to lower stock-based compensation attributable to scientific consultants during the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002.


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      Corporate. Loss attributable to corporate holding company expenses for the quarter ended September 30, 2003 was $1,088,940. This compares to a loss attributable to corporate holding company expenses of $198,792 for the same period in 2002. Loss attributable to corporate holding company expenses for the nine months ended September 30, 2003 was $1,596,136. This compares to a loss attributable to corporate holding company expenses of $789,166 for the same period in 2002. The increase is attributable to the one-time stock based compensation charge previously described.

      Without the one-time charge for stock based compensation the loss attributable to corporate holding company expenses would have been $268,533 a 35% increase over the quarter ended September 30, 2002. The increase was due to added compensation costs from the hiring of our executive vice president of commercial operations as well as higher professional fees and travel expenses. Without such one-time charge, the loss attributable to corporate holding company expenses for the nine months ended September 30, 2003 would have been $775,729, a 2% decline when compared to the same period in 2002.

      On September 2, 2003 Erik R. Lundh was hired as the Executive Vice President of Commercial Operations. Mr. Lundh will lead the potential commercialization and business development efforts that could possibly arise from our research programs.


Cash and Working Capital

      At September 30, 2003, we had $10,219,268 in cash and working capital of $10,314,706.


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                    SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

INCOME STATEMENT HIGHLIGHTS:

                                                                (UNAUDITED)                              (UNAUDITED)
                                                         FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                      ---------------------------------       ---------------------------------
                                                      September 30,       September 30,       September 30,       September 30,
                                                           2003                2002                2003                2002
                                                           ----                ----                ----                ----
Revenue
       Molecular cell science                         $   1,525,064       $   1,108,307       $   4,514,283       $   3,282,801
       Specialty media                                      692,207             673,331           2,252,252           2,121,954
                                                      -------------       -------------       -------------       -------------
                                                          2,217,271           1,781,638           6,766,535           5,404,755
                                                      -------------       -------------       -------------       -------------

Income After Direct Costs
       Molecular cell science                             1,039,857             763,093           3,123,709           2,203,635
       Specialty media                                      380,006             415,387           1,335,176           1,269,757
                                                      -------------       -------------       -------------       -------------
                                                          1,419,863           1,178,480           4,458,885           3,473,392
                                                      -------------       -------------       -------------       -------------

Income (Loss) From Operations
       Molecular cell science                         $     434,000       $     164,602       $   1,354,690       $     545,161
       Specialty media                                      167,417             249,680             756,236             807,019
       Sentigen Corp.                                      (301,476)           (266,475)           (891,047)           (943,172)
       Corporate(1)                                      (1,088,940)           (198,792)         (1,596,136)           (789,166)
                                                      -------------       -------------       -------------       -------------

Loss From Operations                                  $    (788,999)      $     (50,985)      $    (376,257)      $    (380,158)
                                                      =============       =============       =============       =============

Net Loss                                              $    (804,062)      $     (24,716)      $    (450,828)      $    (299,369)
                                                      =============       =============       =============       =============

Net Loss per Share
       Basic and diluted                              $       (0.11)      $       (0.00)      $       (0.06)      $       (0.04)
                                                      =============       =============       =============       =============

Weighted Average of Common Shares Outstanding
       Basic and diluted                                  7,454,744           7,451,044           7,453,394           7,375,114
                                                      =============       =============       =============       =============

Note to Income Statement Highlights:
      (1) The operating loss from the corporate segment for the three and nine month period ended September 30, 2003 includes a one-time charge of $820,407 for stock based compensation recognized upon the extension of the term of a stock option previously granted to our Chairman of the Board, Chief Executive Officer and President.

BALANCE SHEET HIGHLIGHTS:

                                             September 30,         December 31,
                                                  2003                 2002
                                                  ----                 ----
Cash and cash equivalents                    $  10,219,268        $   4,819,967
Total investment securities                             --            5,307,419
Total current assets                            11,459,486           11,058,549
Total assets                                    13,349,415           13,148,435

Current maturities of long term debt         $     270,175        $     265,808
Current liabilities                              1,144,780            1,246,785
Long-term debt                                     858,806            1,031,161
Total liabilities                                2,003,586            2,277,946

Stockholder's Equity                         $  11,345,829        $  10,870,489


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      THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS
AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:
Sentigen Holding Corp. (NasdaqSC: SGHL) is a company conducting business through two wholly-owned operating subsidiaries, Cell & Molecular Technologies, Inc.
(CMT) and Sentigen Corp. CMT is comprised of a contract research organization that provides contract research and development (R&D) services, and a research products organization that provides cell culture media and reagents as well as other research products to companies engaged in the drug discovery process. Sentigen Corp. is primarily engaged in scientific research to develop proprietary assays initially for the screening of G Protein-Coupled Receptors, or GPCRs. These proprietary assays have potential applications in drug discovery, micro-array based detection technologies and Sentigen's research to develop environmentally sound pest management solutions for agricultural and human health vectors. For more information on CMT, please visit the company web site at http://www.cmt-inc.net. The Sentigen Corp. website is currently under development.


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